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                                                                  Exhibit 23H1F

                                    Form of
                                 AMENDMENT TO
                        SERVICES (ACCOUNTING) AGREEMENT

   This AMENDMENT TO SERVICES AGREEMENT (the "Amendment"), effective May 1, 2005, is by and among Delaware Management Holdings, Inc. ("DMH"), Delaware Service Company, Inc. ("DSC"), The Lincoln National Life Insurance Company ("LNL"), and Lincoln Variable Insurance Products Trust, on behalf of its series (the "Funds").

   WHEREAS, the corporate predecessors to the Funds and The Lincoln National Life Insurance Company entered into the Agreement, as of August 15, 1996 (the "Agreement"), with DMH and DSC (collectively, "Delaware") whereby Delaware agreed to provide certain accounting services;

   WHEREAS, the Agreement was amended by the Amendment to Services Agreement, effective March 1, 1999;

   WHEREAS, effective January 1, 2001, the Agreement's fee schedule for Separate Accounts and Unit Value Calculations was amended;

   WHEREAS, the Agreement's fee schedule for Unit Value Calculations was amended, effective October 1, 2001;

   WHEREAS, the predecessor corporations to the Funds assigned the Agreement to Lincoln Variable Insurance Products Trust, on behalf of its series, as of April 30, 2003, pursuant to an Assignment and Assumption Agreement; and

   WHEREAS, the parties desire to amend the Agreement to add seven new mutual funds as parties, to add a new fee schedule for fund of funds, and to add certain recordkeeping requirements.

   NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

    1. Exhibit A to the Agreement is replaced in its entirety with the attached Exhibit A; and

    2. Article 16 of the Agreement is amended to add the following as
       Section 16.10:

       Section 16.10 Book and Records.

       (a) Delaware shall keep and maintain the following books and records of each Fund:

           (i) Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits

387402/1                                                            Page 1 of 5

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                and credits, as required by subsection (b)(1) of Rule 31a-1
                (the "Rule") under the 1940 Act;

           (ii) General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, as required by subsection (b)(2)(i) of the Rule;

           (iii)Separate ledger accounts for each portfolio security, as required by subsection (b)(2)(ii) of the Rule;

           (iv) A memorandum record setting forth, with respect to each portfolio security, the amount and declaration, ex-dividend, and payments dates of each dividend declared thereon, as required by subsection (b)(2)(ii) of the Rule;

           (v) Separate ledger accounts for each broker-dealer, bank or other person with or through which transactions in portfolio securities are effected, as required by subsection (b)(2)(iii) of the Rule;

           (vi) A securities record or ledger reflecting separately for each portfolio security as of trade date all "long" and "short" positions carried by the investment company for its own account and showing the location of all securities long and the off-setting position to all securities short, as required by subsection (b)(3) of the Rule;

           (vii)A record of all other portfolio purchase or sales, as required by subsection (b)(6) of the Rule;

          (viii)A monthly trial balance of all ledger accounts (except shareholder accounts), as required by subsection (b)(8) of the Rule;

           (ix) All vouchers, memoranda, correspondence, checkbooks, bank statements, cancelled checks, cash reconciliations, cancelled stock certificates, and all schedules evidencing and supporting each computation of the NAV of the investment company shares, as required by Rule 31a-2(a)(2);

           (x) Any other documents not enumerated in Rule 31a-1(b) required to be maintained by Rule 31a-1(a), including, without limitation, accounts, books, and other documents relating to the investment company's business which constitute the record forming the basis for financial statements that each Fund files pursuant to
                Section 30 of the Investment Company Act of 1940;

           (xi) For the Money Market Fund, procedures with respect to the following:

             .   downgrades, defaults and other events;

             .   amortized cost method of pricing;

             .   penny-rounding method of pricing;

             .   specific procedures for amortized cost and penny-

             .   rounding methods; and

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           (xii)Delaware's records that show compliance of the Funds with
                Section 851 of the Internal Revenue Code during the taxable year;

    (b) Delaware shall furnish to the Funds copies of all designated books and records as the Funds may reasonably request. Delaware agrees that such books and records are the property of the Funds, and will be surrendered to the Trust promptly upon request, with the understanding that Delaware may retain its own copy of all records. Delaware agrees that all books and records maintained and preserved by it as required hereby will be subject to examinations by the Securities and Exchange Commission and any governmental agency or other instrumentality having regulatory authority over the Funds. Delaware further agrees that all books and records maintained and preserved by it as required hereby will be subject to such reasonable periodic examinations upon reasonable notice by the Funds, the Funds' auditors or any representative of the Funds; provided that such examinations shall be conducted in a manner so as not to unreasonably disrupt the conduct of the business of Delaware.

    3. The following fees are added to the Fee Schedule:

                       First $100     $100        $500    $1 Billion $5 Billion $8 Billion  Over
                       Million or  Million to  Million to   to $5      to $8      to $10     $10
                        Minimum   $500 Million $1 Billion  Billion    Billion    Billion   Billion
                       ---------- ------------ ---------- ---------- ---------- ---------- -------
FUND OF FUND (FOF)....  $35,000*       --          --         --         --         --       --

* Plus $4,000 per share class

    4. All other terms and conditions of the Services Agreement remain in full force and effect.

   IN WITNESS WHEREOF, this Amendment to Services Agreement has been executed by a duly authorized representative of each of the parties hereto as of the date first set forth above.

                                           DELAWARE SERVICE COMPANY, INC.

                                           By:
                                                  ------------------------------
                                           Name:
                                                  ------------------------------
                                           Title:
                                                  ------------------------------

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                                           DELAWARE MANAGEMENT HOLDINGS,INC.

                                           By:
                                                  ------------------------------
                                           Name:
                                                  ------------------------------
                                           Title:
                                                  ------------------------------

                                           THE LINCOLN NATIONAL LIFE
                                           INSURANCE COMPANY

                                           By:
                                                  ------------------------------
                                           Name:
                                                  ------------------------------
                                           Title:
                                                  ------------------------------

                                           LINCOLN VARIABLE INSURANCE
                                           PRODUCTS TRUST

                                           By:
                                                  ------------------------------
                                           Name:
                                                  ------------------------------
                                           Title:
                                                  ------------------------------

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                                   EXHIBIT A

Lincoln Variable Insurance Products Trust, and its series:

   Aggressive Growth Fund
   Bond Fund
   Capital Appreciation Fund
   Core Fund
   Equity-Income Fund
   Global Asset Allocation Fund
   Growth Fund
   Growth and Income Fund
   Growth Opportunities Fund
   International Fund
   Managed Fund
   Money Market Fund
   Social Awareness Fund
   Special Opportunities Fund
   Lincoln Profile Funds:
       Aggressive Profile Fund
       Conservative Fund
       Moderately Aggressive Profile Fund
       Moderate Profile Fund

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